UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the
Securities Exchange Act of 1934

June 29, 2005
Date of Report (Date of earliest event reported)

CYBERGUARD CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 0-24544

Florida	65-0510339
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

350 SW 12th Avenue, Deerfield Beach, FL (Address of principal executive offices)	33442 (Zip Code)

(954) 375-3500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement

     On June 29, 2005, CyberGuard Corporation (“Company”) entered into a Patent License Agreement (“Agreement”) with Tumbleweed Communications Corp. (“Tumbleweed”) with respect to certain United States patents owned by Tumbleweed related to content inspection technology (“Patents”). Pursuant to the Agreement, the Company will make a one-time, nonrefundable payment to Tumbleweed in return for a non-exclusive license under the Patents to make, use, sell, offer for sale, import and/or export any of the Company’s products worldwide. The Agreement became effective as of June 29, 2005, and is to remain in effect until the expiration of the last to expire of the Patents, unless it is unilaterally terminated prior thereto in accordance with the customary termination provisions that are provided in the Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBERGUARD CORPORATION
By:	/s/ PATRICK J. CLAWSON
Patrick J. Clawson
Chief Executive Officer

Date: July 6, 2005

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